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                                                                     Exhibit 5.1

                                           December 11, 1996

United States Filter Corporation
40-004 Cook Street
Palm Desert, California 92211

Ladies and Gentlemen:

I am Vice President, General Counsel and Secretary of United States Filter Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Registration Statement on Form S-3 filed by the Company on December 11, 1996 (the "Registration Statement") with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of up to $69,000,000 in Convertible Subordinated Notes due 2001 (the "Notes"), convertible into shares of common stock of the Company, par value $.01 per share (the "Common Stock").

     I am familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and By-laws, each as amended and restated. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such other questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.

     On the basis of the foregoing, I am of the opinion that the issuance of the Notes and the shares of Common Stock into which the Notes are convertible has been duly authorized by the Company, and if and when sold by the Company as contemplated by the Prospectus incorporated by reference in the Registration Statement and, in the case of the shares of Common Stock, upon conversion in accordance with the terms of the Notes, each will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference under the caption "Legal Matters" in the Prospectus incorporated by reference in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Yours truly,


                                       /s/ Damian C. Georgino